Exhibit 10.1
ChyronHego Corporation
Second Half of 2013 Management Incentive Compensation Plan

Purpose of the Plan: The purpose of the Second Half of 2013 Management Incentive Compensation Plan (the "2H13 Plan") is to incentivize the management of ChyronHego Corporation (the "Company") to achieve the Company's short-term earnings objectives for the second half of the fiscal year ending December 31, 2013.  The 2H13 Plan is a component of the Company's overall compensation objectives and components, including base salary, long-term incentive equity awards and other fringe benefits, that are designed to attract and retain the best possible management talent; to motivate its managers to enhance the Company's growth and profitability and increase shareholder value; to recognize individual initiative, leadership, achievement and other contributions; and to reward superior performance and contributions to the achievement of the Company's objectives.

Participants: Participants in the 2H13 Plan include the Company's named executive officers consisting of the Chief Executive Officer, President & Chief Operating Officer, Senior Vice President & Chief Financial Officer, Americas President and Chief Technology Officer, as well as seven other senior management personnel of the Company. The 2H13 Plan does not include any management personnel whose short-term incentive is in the form of sales-based commissions and bonuses.

Conditions: The Plan consists of two performance conditions and a service condition. The target performance conditions are: 1) budgeted GAAP-basis Revenues for the second half of the fiscal year ending December 31, 2013; and 2) budgeted Non-GAAP Cash Flows from Operating Activities for the second half of the fiscal year ending December 31, 2013, adjusted to a pre-bonus basis, which we define as net income (loss) before taxes, depreciation, amortization, inventory reserve, rent differential, 401k Plan Company matching contribution paid in Company common stock, share-based compensation expense other than expense under the Incentive Plan, the portion of the performance-based award under the Incentive Plan that is payable in common stock of the Company, and any other non-cash operating expenses. The service condition is that in order to be eligible to receive a payout under the 2H13 Plan, a 2H13 Plan participant must be employed by the Company on the date of payout specified below (unless terms of any employment, severance or change in control agreements state otherwise).

2H13 Plan Incentive Targets: One-half of the target 2H13 Plan incentive payout is based on achievement of a designated level of budgeted GAAP-basis Revenues target for the second half of fiscal 2013 and one-half is based on achievement of a designated level of budgeted Non-GAAP Cash Flows from Operating Activities adjusted to a pre-bonus basis target for second half of fiscal 2013.

GAAP-Basis Revenues Target. Greater than 100% of the GAAP-basis Revenues target must be achieved for a payout to occur under that target.  The GAAP-basis Revenues portion of the award ranges from an award of 102% of target payout for achievement of 101% of the target performance condition, to a maximum award of 150% of target payout for achievement of 125% or more of the target performance condition. This is based on a formula whereby the incentive award achievement percentages grow in direct proportion to the achieved performance condition percentages from 101% to 125% of the performance condition target level.

Non-GAAP Cash Flow from Operating Activities Target adjusted to a pre-bonus basis. Greater than 100% of the Non-GAAP Cash Flow from Operating Activities adjusted to a pre-bonus basis target must be achieved for a payout to occur under the target.  The Non-GAAP Cash Flows from Operating Activities adjusted to a pre-bonus basis portion of the award ranges from an award of 102% of target payout for achievement of 101% of the target performance condition, to a maximum award of 150% of target payout for achievement of 125% or more of the target performance condition. This is based on a formula whereby the incentive award achievement percentages grow in direct proportion to the achieved performance condition percentages from 101% to 125% of the performance condition target level.

Form of Payout: Any award earned under the 2H13 Plan will be paid in a combination of cash and common stock of the Company issued under the Company's 2008 Long-Term Incentive Plan. The cash portion of the award will equal the payroll and income tax withholdings required to be paid by the Company on the participant's earned award, and the balance of the total award will be paid in shares of common stock of the Company determined by the dollar value of the equity portion of the earned award divided by the closing price of the Company's common stock (on NASDAQ or any other exchange on which the Company's common stock might then be listed) on the date of payout as specified below.

Target Payout: The target payout for fiscal 2013 is set as a percentage of the participant's base salary to be earned for fiscal 2013.  For the Chief Executive Officer, this percentage of salary is 70%, resulting in a projected target payout of $168,998 (at 100% achievement of both performance conditions); for the President and Chief Operating Officer, this percentage is 70%, resulting in a projected target payout of $113,750; for the Senior Vice President & Chief Financial Officer it is 60%, resulting in a projected target payout of $73,440; for the Americas President, this percentage is 60%, resulting in a projected target payout of $78,000; and, for the Chief Technology Officer it is 30%, resulting in a projected target payout of $37,500. The percentages for the other seven participants in the 2H13 Plan range from 20% to 30% of the participant's base salary to be earned for the second half of fiscal 2013.

Date of Payout: The date of payout to all eligible participants will be the date that the Compensation Committee of the Board of Directors approves the achievement levels of the 2H13 Plan financial performance conditions for fiscal 2013, such approval expected to be decided at their scheduled meeting in March 2014.